FUEL SERVICES SUPPORT AGREEMENT

THIS FUEL SERVICES SUPPORT AGREEMENT (this "Agreement")      is made effective as of the 1st day of September, 2013 (the "Effective Date"), by and between WORLD FUEL SERVICES, INC., a Texas corporation, through its World Fuel Management division

("World Fuel") and Baltia Air Lines, Inc., a __New York___ corporation ("Customer").

WITNESSETH:

WHEREAS, Customer is a commercial airline with flight operations throughout the Americas and Europe.

WHEREAS, World Fuel is in the business of providing comprehensive fuel management services.

WHEREAS, Customer and World Fuel desire to enter into an agreement where World Fuel will provide certain fuel management, operations and risk management services and Customer shall pay for such services, all as provided below.

NOW THEREFORE, for valuable consideration, the parties hereby agree to the following terms and conditions:

1.       Fuel Management Services. World Fuel will assist Customer in planning, coordinating, sourcing and purchasing jet fuel to satisfy Customer's needs. In order to carry out the foregoing, World Fuel will: (a) supply fuel to Customer in accordance with the terms of this Agreement; and (b) make available to Customer reports of its fuel uplifts, including the date, location, price and quantity thereof.

2.       Bidding Process; Fuel Sales.      All fuel and related services sold pursuant to this Agreement will be sold by World Fuel or a World Fuel subsidiary or affiliate (each, individually, a "World Fuel Affiliate" or collectively the "World Fuel Affiliates") directly to Customer. World Fuel will arrange and contract for all fuel supply, fuel transportation and fuel storage for Customer through a competitive bid process. World Fuel will seek bids from various fuel vendors to satisfy Customer's anticipated fuel needs over a specified period. World Fuel will analyze all bids received, review the analysis of bids with Customer, and (unless otherwise instructed by Customer) select the final bid. Promptly after selection of a final bid, World Fuel will notify Customer. World Fuel will purchase fuel from the selected bidder and other sources as and when required to satisfY Customer's fuel requirements, and sell fuel to Customer at the price specified in such bid. World Fuel will be solely responsible for paying fuel vendors for all purchases made by World Fuel for the purpose of supplying Customer hereunder. Notwithstanding the foregoing, World Fuel shall have the opportunity to bid on Customer's fuel requirements for any and all locations operated by Customer in accordance with the written requirements and guidelines set forth by Customer and Customer will give equal consideration to purchasing its fuel requirements from World Fuel; provided however, that any final decision of Customer regarding fulfillment of its fuel requirements shall be at Customer's sole discretion.

3.      Inventory. World Fuel may maintain fuel inventory at various locations in order to satisfy Customer's fuel purchase requirements. World Fuel assumes all risk related to price fluctuations with respect to this inventory. In certain locations, only airlines may hold title to inventory maintained in airport storage tanks. In such locations, World Fuel will purchase and pay for the inventory on behalf of Customer, and Customer will hold title to such inventory on behalf of World Fuel and, sign such assignments and other documents as may be reasonably necessary to transfer its interest in such inventory to World Fuel while such inventory is held in storage.

4.      Into-plane and Supplier Agreements. Customer shall, for all locations within the United States, contract separately for any into-plane fueling services directly with the applicable into plane fueling agent. Customer acknowledges that in such cases any into-plane fueling service fees shall be separate from and in addition to the selling price of any fuel, and any agreements related thereto shall be distinct contracts for into-plane fuel delivery. To the extent that World Fuel negotiates and enters into any fuel supply, transportation and storage agreements directly with the selected suppliers and other third parties ("Third Party Suppliers") in accordance with this Agreement ("Supplier Agreements"), Customer acknowledges and agrees that all such Supplier Agreements, including any indemnification provisions contained therein, shall apply back-to-back from World Fuel to Customer as if Customer had entered into such agreements directly with the Third Party Suppliers, with World Fuel taking on the rights and responsibilities of the Third Party Supplier and Customer taking on the rights and responsibilities of World Fuel under such Supplier Agreements. World Fuel shall cooperate with Customer in the event Customer desires to pursue any claims against any Third Party Suppliers. Customer shall not accept any terms, offers or agreements on behalf of World Fuel or any of the World Fuel subsidiaries or affiliates ("World Fuel Affiliates"), or otherwise bind World Fuel or any of the World Fuel Affiliates in connection with any Supplier Agreement, unless authorized to do so in writing by World Fuel.

5.      Risk Management Support. World Fuel will provide Customer the following general price risk management support as follows:

a)                 Provide Customer with fuel pricing trends, including but not limited to, a weekly oil market update and commentary report.

b)                 Provide general guidance on Customer's fuel hedging policies, strategies and procedures as requested by Customer.      Specifically, World Fuel will provide guidance and support in the development and implementation of price risk management strategies that can be integrated and embedded into Customer's fuel supply arrangements.

c)                 Provide price risk management training as may be reasonably requested by Customer.

d)                  Compile and submit to Customer such other related management reports, summaries and data as may be reasonably requested by Customer.

e)                 Perform such other risk management services as may be reasonably requested by Customer from time to time. Such other risk management services shall be provided on a negotiated fee basis as mutually agreed by World Fuel and Customer.

6.      Term. This Agreement shall have an initial term of three (3) years, commencing on September I, 2013; provided, that after the first year, either party may terminate the Agreement with or without cause at any time upon ninety (90) days prior written notice to the other party. This Agreement shall be automatically renewed for subsequent terms of one (I) year each, unless either party provides the other written notice, no less than ninety (90) days prior to the end of the initial term or any renewal thereof, that it does not wish to renew this Agreement upon the expiration of the term for which the party has given such notice. In the event of any termination of this Agreement, all outstanding balances due and owing, plus all amounts billed after termination for fuel purchases prior to such termination, shall be paid as provided in the applicable invoice.

7.      Fees and Expenses.

          7.1       Management Fees. As compensation for the fuel management services provided by World Fuel, Customer will pay World Fuel the management fees ("Management Fees") set forth in Schedule "A" hereto.

          7.2       Expenses. Customer shall reimburse World Fuel for all reasonable out-of-pocket expenses incurred by World Fuel directly in connection with the performance of the fuel management and risk management services; so long as such expenses are properly documented and such documentation is presented to Customer.

8.      Product Specifications. All fuel sold to Customer pursuant to this Agreement will be jet fuel meeting one of the specifications set forth below ("Product"):

  ASTM D-1655, Jet-A, latest issue,

  ASTM D 1655, Jet-A-!, latest issue,

  Defense Standard 91-91, latest issue,

  Canadian specification CAN/CGSB-3.23.93, Jet-A Fuel, latest issue.

9.      Payment and Credit Terms.

          9 .I      All payments shall be made prior to the delivery of any Products or services in U.S. Dollars electronic funds transfer of immediately available funds to the account of World Fuel shown on Schedule "B." Payments shall be made as necessary so that Customer will at all times comply with the due dates of payment for each invoice as set forth herein. Invoices will be sent to Customer electronically, by telecopier, or by U.S. mail or overnight courier services, and at such times, as may be agreed upon by World Fuel and Customer.

           9.2       World Fuel reserves the right, in addition to all other rights and remedies available to it under applicable law, to terminate this Agreement, suspend further deliveries and/or services under the Agreement, and demand payment of all outstanding balances, if Customer fails to make any payment as herein provided. World Fuel reserves the right to apply Customer's payments to any outstanding invoices or obligations of Customer, as may be determined by World Fuel in its discretion, without regard to aging of the account.

          9.3       In the event a bankruptcy or similar proceeding is filed by or against Customer, World Fuel will have the right, but not the obligation, to continue to provide fuel and/or services and credit to Customer under this Agreement; but only if Customer assumes this Agreement, pays any pre-petition obligations (either in cash or by posting payment guarantees acceptable to World Fuel in its discretion), and provides adequate assurances of future payment. Absent such assumption, payment and assurances, World Fuel is not required to continue fuel sales under this Agreement. In no event shall World Fuel be required to increase either the Payment Days or the Credit Limit (inclusive of all pre-petition and post-petition debt/obligations of Customer to World Fuel).

10.       Taxes and Fees. Any tax (except for income or franchise taxes of World Fuel), license fee, inspection fee, landing fee, into-plane fee, airport fee, fee for buying, selling or loading aviation fuel, or other charges imposed by any governmental authority or other person or entity upon, any fuel sold hereunder, or on the transportation, sale, use, delivery or other handling of such fuel, or any component thereof, or on any feature or service related thereto or provided under this contract, existing at the time of any sale hereunder, shall be added to the applicable price specified herein, and shall be paid by Customer to World Fuel if such tax, fee or charge is required to be, or is paid by World Fuel. Failure to add such tax, fee or other charge to any invoice shall not relieve Customer from liability therefor. World Fuel will use commercially reasonable efforts to cause vendors to specify, in any bid submitted hereunder, whether applicable taxes are included in, or in addition to, the prices shown in the bid (although the specific amount of tax need not be shown in any bid).

11.       Force Majeure. Neither party shall be liable for its failure to perform hereunder as a result of any contingency beyond its reasonable control, including but not limited to, acts of God, fires, floods, wars, sabotage, accidents, labor disputes or shortages, governmental laws, ordinances, rules and regulations, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations, and price adjustment restrictions), inability to obtain product, equipment or transportation and any other similar or different contingency. Notwithstanding the foregoing, in no event shall an event of force majeure release Customer from its obligation to pay, on a timely basis, for Product already delivered and/or services already performed by World Fuel upon the occurrence of such event.

12.       Interest; Attorneys' Fees and Costs for Litigation; Jurisdiction. In the event of default by Customer, World Fuel shall be entitled to prejudgment interest on the unpaid outstanding invoices at the highest rate allowable by the laws of the State of Florida. In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs, including such fees and costs at trial and all appellate levels. This Agreement shall be considered as having been entered into in the State of Florida, United States of America, and shall be construed and interpreted in accordance with the laws of that state. In any action or proceeding arising out of or relating to this Agreement, each of the parties hereby irrevocably submits to the non exclusive jurisdiction of any federal or state court sitting in Miami, Florida, and further agrees that any action may be heard and determined in such Florida federal court or in such state court.

13.       Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party, which may be withheld in the sole and absolute discretion of the non-assigning party. Customer acknowledges that certain fuel and services provided hereunder, particularly in foreign locations, may be provided by the World Fuel Affiliates.

14.       Miscellaneous.

           14.1      This Agreement: (i) contains the entire Agreement between the parties and there are no oral Agreements with respect to the subject matter of this Agreement which are not fully expressed herein; (ii) is intended by the parties as a final expression of their Agreement and as a complete and exclusive statement of its terms; (iii) can only be modified by a writing signed by both parties or their duly authorized agents; and (iv) may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile signatures herein will be effective for all purposes to the same extent as original signatures. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.      Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. If any provision of this Agreement is invalid, illegal or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision, or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force. No third party dealing with World Fuel as it performs its responsibilities hereunder shall be deemed a third party beneficiary hereunder.

           14.2      This Agreement is for the supply of fuel and services to Customer. Nothing contained herein is intended to create a relationship of partnership, principal-agent or any similar relationship between World Fuel and Customer, or to give rise to any duties or obligations between the parties other than those expressly set forth herein.

           14.3      The parties agree that any information, data, processes, reports, and other information that the parties may share with each other that is reasonably evident by its nature to be confidential or proprietary, whether written, oral or electronic in nature, as well as the specific terms of this Agreement (collectively, the "Confidential Information"), shall be deemed to be confidential and proprietary in nature, and maintained in the strictest confidence, and that neither party hereto shall in the future, without the written consent of the other party, disclose Confidential Information to anyone who is not a party hereto, either orally or in writing, provided that such restriction shall not apply to: (i) the parties' disclosure of Confidential Information to their attorneys, advisors or accountants; or (ii) the parties' disclosure as may be required by law (e.g., tax reporting, regulatory requirements, securities laws) or as may be necessary to enforce this Agreement, or (iii) information that is already generally available to the public. Nothing herein shall preclude the parties from obeying lawful process. Either party's disclosure of the existence of this Agreement and/or general description of the services provided hereunder shall not be deemed a violation of this Section 14.

15.       Representations; Disclaimer of Warrantv and Liability.

           15.1      Each of the parties hereby represents and warrants to the other that (i) it is duly incorporated and validly existing, in good standing in all applicable jurisdictions, and has duly authorized the execution of this Agreement, (ii) it shall comply with all laws and governmental regulations in connection with its performance of its obligations under this Agreement, and (iii) its performance of its obligations under this Agreement will not conflict with its obligations under any other binding agreement.

          15.2      Customer shall cooperate with World Fuel in the performance of any services by World Fuel under this Agreement, including without limitation, providing World Fuel with timely access to data, information and personnel of Customer. Customer shall be responsible for the performance of its employees and agents and for the accuracy and completeness of all data and information provided to World Fuel for purposes of the performance by World Fuel of any services hereunder.

          15.3      Customer acknowledges and agrees that any services provided by World Fuel to Customer under this Agreement may include advice, recommendations, information or work product (collectively the "Information").      Such Information shall be for the internal use of Customer. World Fuel shall have no responsibility for any decision made by Customer or any other party based on such Information. Except as otherwise required by law, Customer will not disclose or permit access to such Information to any third party or summarize or refer to Information without the prior written consent of World Fuel. In furtherance of the foregoing, Customer shall indemnifY, defend and hold harmless World Fuel from and against any and all claims, liabilities, losses, expenses (including reasonable attorneys' fees), fines, penalties or damages suffered by or asserted against World Fuel in connection with a third party claim to the extent resulting from such party's use or possession of or reliance upon the Information as a result of Customer's use or disclosure of the Information.

           15.4      EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, (A) ALL FUEL PRODUCT, SERVICES AND INFORMATION PROVIDED BY WORLD FUEL HEREUNDER ARE PROVIDED "AS IS"; (B) NEITHER WORLD FUEL NOR ANY OF THE WORLD FUEL AFFILIATES HAS MADE OR MAKES ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FUEL PRODUCTS, INFORMATION AND/OR SERVICES PROVIDED HEREUNDER, AND (C) WORLD FUEL AND EACH OF THE WORLD FUEL AFFILIATES EXPRESSLY DISCLAIM, AND CUSTOMER HEREBY WAIVES, ALL WARRANTIES, GUARANTEES, OBLIGATIONS AND LIABILITIES WITH RESPECT TO ANY FUEL PRODUCT, SERVICES OR INFORMATION PROVIDED HEREUNDER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO: (1) ANY IMPLIED WARRANTY OF MERCHANTABILITY, (2) ANY IMPLIED WARRANTY

ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR (3) ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

           15.5      IN NO EVENT SHALL WORLD FUEL OR ANY OF THE WORLD FUEL AFFILIATES BE LIABLE FOR ANY ACTS OR OMISSIONS OF AGENTS AND/OR SUBCONTRACTORS OF WORLD FUEL OR ANY SUCH AFFILIATE, INCLUDING WITHOUT LIMITATION, FIELD TRANSPORTERS, INTO PLANE AGENTS OR SERVICE SUPPLIERS.

          15.6      IN NO EVENT SHALL WORLD FUEL BE LIABLE TO CUSTOMER FOR ANY CLAIMS, LIABILITIES OR EXPENSES RELATING TO THE PRODUCTS OR SERVICES PROVIDED UNDER THIS AGREEMENT FOR AN AGGREGATE AMOUNT IN EXCESS OF THE TOTAL FEES PAID BY CUSTOMER TO WORLD FUEL FOR SUCH PRODUCT OR SERVICES. NEITHER PARTY, NOR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES OR AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY, NOR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES      OR AFFILIATES,      FOR CLAIMS FOR PUNITIVE,      SPECIAL, EXEMPLARY, TREBLE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE, OR LOSSES BY REASON OF COST OF CAPITAL, CONNECTED WITH OR RESULTING FROM      ANY      PERFORMANCE      OR      LACK      OF      PERFORMANCE      UNDER      THIS AGREEMENT, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

16.       Notices. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by facsimile transmission, or upon the expiration of three (3) days after the date sent, if sent by Federal Express (or similar overnight courier service) to the parties at the addresses and fax numbers set forth in this letter.

Notices to World Fuel shall be sent to:

9800 N.W. 41st Street, Suite 400
Miami, FL 33178
Attention:      Patricia Katsanos
Fax: (305) 392-5613
Email: pkatsanos@wfscom.com
With a copy to: General Counsel Fax: (305) 392-5645

Notices to Customer shall be sent to:

Baltia Airlines, Inc.
JFK International Airport
Bldg. 151, Room 361
Jamaica, NY 11430
Attention: Russell Thai
Tel: (718) 244-8880
Fax: (718) 244-8882
Email: russ.thal@baltia.com

17.       THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS OR COURSE OF DEALING HEREUNDER.

Dated to be effective as of the Effective Date.

WORLD FUEL SERVICES, INC.

By:                                                _
      Patricia Katsanos
     Division President

BALTIA AIR LINES INC.

Signature: ____/signed/____

Title: __ Executive V.P.____
Name (Print): Russell Thal
Date: ___05/15/2014_______

SCHEDULE A - MANAGEMENT FEES

Customer shall pay World Fuel the following Management Fee for the first year of the term of the Agreement: $0.006/US gallon

The Management Fee will be invoiced, in whole or in part, as a separate line item, along with Customer's fuel purchases and will be paid in advance of any fuel delivery. The Management Fee shall be fixed for the first year during the term of the Agreement and subject to adjustment by World Fuel each year thereafter.

SCHEDULE B
ACCOUNT INFORMATION

All payments will be by wire transfer to the following account:

La Salle Bank
ABN AMRO North America
200 West Monroe Suite 500
Chicago, IL 60606
SWIFT: LASLUS 44
ABA: 071000505
ACCT#: 5800259219